EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Rod Marlow Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS 2008 FIRST QUARTER PROFIT
     ATLANTA, GA (April 17, 2008) – Fidelity Southern Corporation (“Fidelity” or “the Company”) (NASDAQ:LION) reported basic and diluted earnings per share for the first quarter of 2008 of $.12 compared to $.28 for the same period in 2007 and to $.03 in the last quarter of 2007. Net income was $1,109,000 for the first quarter of 2008 compared to $2,564,000 for the same quarter in 2007, a decrease of $1,455,000.
     Significant year-over-year and first quarter 2008 compared to first quarter 2007 developments include:
➢	Net interest income grew 4.1%

➢	Noninterest income grew 27.1%

➢	Equity grew 4.4%

➢	Total loans grew 7.7%

➢	Total assets grew 7.1%

➢	Allowance for loan losses grew 37.9% or $5.2 million, to 1.34%

➢	Net interest margin was 2.94%

➢	Net charge-offs were .60%
     The Company benefited in the first quarter of 2008 from a gain of $1,252,000 on the mandatory redemption of 29,267 shares of Visa, Inc. common stock upon Visa’s successful initial public offering. The Company reversed a $567,000 litigation expense accrual recorded in the fourth quarter of 2007 to recognize the Company’s proportional share of Visa litigation settlements and litigation reserves. Fidelity now owns 33,168 shares of restricted Visa stock as a result of the initial public offering, with a zero cost basis.
     Chairman James B. Miller, Jr. said, “Our quarter-over-quarter increase in earnings reflects our early effort to handle emerging real estate credit problems. However, we see little improvement for real estate in the next two quarters, as the unwinding by banks of real estate loans continues. There will be more bank owned houses and lots on the market with the drag

Fidelity Southern Corporation
First Quarter Earnings Release
April 17, 2008
that implies. In the midst of these difficulties, houses are still being built, sold, and mortgaged and our share of this good business, we believe, is growing.
     “Similarly, we continue to have double digit increases in the number of transaction accounts, which broadens our deposit share and, we believe, increases our market share.
     “Commercial and SBA lending continue to have strong loan demand but pricing competition continues to be unreasonably fierce.
     “Indirect Lending has continued to have strong demand and relatively strong credit quality. Because loan demand has been so strong, we have selectively reduced the number of dealers we buy from to appropriately control our volume. Loan sales to other institutions continue strong. We currently see few signs that the financial and real estate contagion has spread to the consumer, but we are planning for that nevertheless.”
     Net interest income for the first quarter of 2008 increased $456,000, or 4.1%, when compared to the same period in 2007. The increase was primarily a result of higher average interest-earning assets. The net interest margin decreased only eight basis points to 2.94% in the first quarter of 2008 when compared to the same period in 2007. The decline in net interest margin in the first quarter of 2008 was due primarily to reductions in the prime rate and an increase in nonperforming loans.
     Total interest income for the first quarter of 2008 increased $72,000, or .3%, compared to the same period in 2007. The increase in interest income for the first quarter of 2008 was the result of a decrease of 45 basis points in the yield on average interest-earning assets, more than offset by the growth in average interest-earning assets, which increased $88.7 million or 5.8%.
     Interest expense for the first quarter of 2008, decreased $384,000, or 2.4%, compared to the same period in 2007. The decrease in interest expense was attributable to an increase in average interest-bearing liabilities of $102.1 million, more than offset by a 49 basis point decrease in the cost of interest-bearing liabilities.
     The provision for loan losses for the first quarter of 2008 was $4.6 million compared to $500,000 for the same period in 2007, due to adverse credit trends in the construction loan portfolio and to a lesser extent in the consumer loan portfolio. Net charge-offs increased $1.2 million to $2.1 million for the first quarter of 2008 when compared to the same period in 2007. The ratio of net charge-offs to average loans outstanding was .60% for the first quarter of 2008, compared to .27% for the same period of 2007. However, the allowance for loan losses as a percentage of loans increased from 1.19% at December 31, 2007, to 1.34% at March 31, 2008, compared to 1.04% at March 31, 2007. Nonperforming assets increased to $37.0 million at the end of the first quarter of 2008 compared to $9.1 million at the end of the first quarter of 2007 and $24.2 million at the end of 2007. The increase in nonperforming assets was primarily driven by increases in nonaccrual loans and other real estate. Management believes it has identified and placed on nonaccrual, charged down, and charged off these nonperforming assets timely and appropriately.

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Fidelity Southern Corporation
First Quarter Earnings Release
April 17, 2008
     Noninterest income increased $1.2 million or 27.1% to $5.7 million in the first quarter of 2008, compared to the same period in 2007. This increase was primarily due to the $1.3 million securities gain from the mandatory redemption of 29,267 shares of Visa, Inc. common stock. Visa distributed the stock proceeds on March 28, 2008. Indirect lending revenues increased $213,000, or 15.5%, to $1.6 million during the first quarter of 2008 when compared to the same period last year due to an increase in the number and volume of indirect loans sold and increases in servicing and other fees from indirect loans serviced. Revenue from SBA lending activities decreased $230,000, or 35.7%, to $414,000 for the first quarter of 2008, when compared to the same period in 2007. The decrease in SBA revenue in the first quarter was a result of fewer sales and lower gains on sales compared to the same quarter in 2007 due to the liquidity, credit and economic concerns prevalent in the market. Service charges on deposit accounts increased $45,000, or 4.0%, to $1.2 million due to the growing number of transaction accounts resulting from the transaction account acquisition program to broaden the base of transaction accounts.
     Noninterest expense for the first quarter of 2008 decreased $150,000, or 1.3%, to $11.4 million when compared to the same period in 2007. This decrease was primarily related to the reversal of the fourth quarter 2007 Visa litigation accrual of $567,000. Offsetting in part the accrual reversal were increases in salaries and benefits expense of $437,000, or 6.8%, to $6.9 million. The increases in salaries and benefits expenses were primarily due to the addition of seasoned loan production and branch operations staff, including SBA, indirect automobile, and commercial lenders to increase lending volume, and staff for the three branches opened in 2007.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and a credit related insurance product through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. Automobile loans and SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
     This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2006 Annual Report filed on Form 10-K with the Securities and Exchange Commission.

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FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	YEAR-TO-DATE
	MARCH 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2008	2007
INTEREST INCOME
LOANS, INCLUDING FEES	$25,715	$25,453
INVESTMENT SECURITIES	1,716	1,847
FEDERAL FUNDS SOLD AND BANK DEPOSITS	42	101

TOTAL INTEREST INCOME	27,473	27,401

INTEREST EXPENSE
DEPOSITS	13,319	14,139
SHORT-TERM BORROWINGS	747	511
SUBORDINATED DEBT	1,408	1,105
OTHER LONG-TERM DEBT	285	388

TOTAL INTEREST EXPENSE	15,759	16,143

NET INTEREST INCOME	11,714	11,258

PROVISION FOR LOAN LOSSES	4,600	500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,114	10,758

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,163	1,118
OTHER FEES AND CHARGES	464	456
MORTGAGE BANKING ACTIVITIES	70	121
BROKERAGE ACTIVITIES	161	237
INDIRECT LENDING ACTIVITIES	1,586	1,373
SBA LENDING ACTIVITIES	414	644
SECURITIES GAINS, NET	1,264	—
BANK OWNED LIFE INSURANCE	303	287
OTHER OPERATING INCOME	252	229

TOTAL NONINTEREST INCOME	5,677	4,465

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	6,856	6,419
FURNITURE AND EQUIPMENT	777	684
NET OCCUPANCY	1,039	971
COMMUNICATION EXPENSES	388	399
PROFESSIONAL AND OTHER SERVICES	907	916
ADVERTISING AND PROMOTION	156	244
STATIONERY, PRINTING AND SUPPLIES	179	174
INSURANCE EXPENSES	102	70
OTHER OPERATING EXPENSES	983	1,660

TOTAL NONINTEREST EXPENSE	11,387	11,537

INCOME BEFORE INCOME TAX EXPENSE	1,404	3,686
INCOME TAX EXPENSE	295	1,122

NET INCOME	$1,109	$2,564

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.12	$0.28

DILUTED EARNINGS PER SHARE	$0.12	$0.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,375,915	9,296,933

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,375,915	9,306,052

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	MARCH 31,	DECEMBER 31,	MARCH 31,
(DOLLARS IN THOUSANDS)	2008	2007	2007
ASSETS

CASH AND DUE FROM BANKS	$28,641	$23,442	$23,604
FEDERAL FUNDS SOLD	13,788	6,605	23,700

CASH AND CASH EQUIVALENTS	42,429	30,047	47,304
INVESTMENTS AVAILABLE-FOR-SALE	118,386	103,149	111,569
INVESTMENTS HELD-TO-MATURITY	27,978	29,064	32,074
INVESTMENT IN FHLB STOCK	6,632	5,665	4,090
LOANS HELD-FOR-SALE	58,094	63,655	36,838
LOANS	1,417,722	1,388,358	1,333,251
ALLOWANCE FOR LOAN LOSSES	(19,046)	(16,557)	(13,809)

LOANS, NET	1,398,676	1,371,801	1,319,442
PREMISES AND EQUIPMENT, NET	19,239	18,821	18,421
OTHER REAL ESTATE	8,200	7,307	342
ACCRUED INTEREST RECEIVABLE	8,490	9,367	8,723
BANK OWNED LIFE INSURANCE	26,957	26,699	25,942
OTHER ASSETS	20,612	20,909	16,120

TOTAL ASSETS	$1,735,693	$1,686,484	$1,620,865

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$130,594	$131,597	$141,297
INTEREST BEARING DEMAND/ MONEY MARKET	283,454	314,067	295,212
SAVINGS	218,483	216,442	196,269
TIME DEPOSITS, $100,000 AND OVER	301,009	285,497	297,454
OTHER TIME DEPOSITS	468,954	458,022	471,518

TOTAL DEPOSIT LIABILITIES	1,402,494	1,405,625	1,401,750

FEDERAL FUNDS PURCHASED	27,000	5,000	—
OTHER SHORT-TERM BORROWINGS	79,348	70,954	25,151
SUBORDINATED DEBT	67,527	67,527	46,908
OTHER LONG-TERM DEBT	45,000	25,000	37,000
ACCRUED INTEREST PAYABLE	7,070	6,760	7,138
OTHER LIABILITIES	6,157	5,655	6,066

TOTAL LIABILITIES	1,634,596	1,586,521	1,524,013

SHAREHOLDERS’ EQUITY

COMMON STOCK	46,300	46,164	45,159
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	522	(804)	(1,361)
RETAINED EARNINGS	54,275	54,603	53,054

TOTAL SHAREHOLDERS’ EQUITY	101,097	99,963	96,852

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$1,735,693	$1,686,484	$1,620,865

BOOK VALUE PER SHARE	$10.78	$10.67	$10.41

SHARES OF COMMON STOCK OUTSTANDING	9,380,812	9,368,904	9,304,573

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR-TO-DATE		YEAR ENDED
	MARCH 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2008	2007	2007
BALANCE AT BEGINNING OF PERIOD	$16,557	$14,213	$14,213
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	14	—	200
SBA	—	—	—
REAL ESTATE-CONSTRUCTION	535	161	1,934
REAL ESTATE-MORTGAGE	11	6	82
CONSUMER INSTALLMENT	1,869	952	5,301

TOTAL CHARGE-OFFS	2,429	1,119	7,517
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	10	257
SBA	56	3	—
REAL ESTATE-CONSTRUCTION	—	—	190
REAL ESTATE-MORTGAGE	13	1	78
CONSUMER INSTALLMENT	249	201	836

TOTAL RECOVERIES	318	215	1,361

NET CHARGE-OFFS	2,111	904	6,156
PROVISION FOR LOAN LOSSES	4,600	500	8,500

BALANCE AT END OF PERIOD	$19,046	$13,809	$16,557

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.60%	0.27%	0.45%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.34%	1.04%	1.19%
NONPERFORMING ASSETS
(UNAUDITED)

	MARCH 31,
(DOLLARS IN THOUSANDS)	2008	2007
NONACCRUAL LOANS	$26,415	$7,549
REPOSSESSIONS	2,341	1,187
OTHER REAL ESTATE	8,200	342

TOTAL NONPERFORMING ASSETS	$36,956	$9,078

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$125	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	2.50%	0.66%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	MARCH 31,	DECEMBER 31,	MARCH 31,	Mar. 31, 2008/	Mar. 31, 2008/
(DOLLARS IN THOUSANDS)	2008	2007	2007	Dec. 31, 2007	Mar. 31, 2007

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$119,163	$107,325	$111,726	11.03%	6.66%
TAX-EXEMPT COMMERCIAL	9,014	9,235	16,626	(2.39)%	(45.78)%
REAL ESTATE MORTGAGE — COMMERCIAL	186,961	189,881	178,435	(1.54)%	4.78%

TOTAL COMMERCIAL	315,138	306,441	306,787	2.84%	2.72%
REAL ESTATE-CONSTRUCTION	287,248	282,056	288,754	1.84%	(0.52	) %
REAL ESTATE-MORTGAGE	97,980	93,673	91,703	4.60%	6.84%
CONSUMER INSTALLMENT	717,356	706,188	646,007	1.58%	11.04%

LOANS	1,417,722	1,388,358	1,333,251	2.12%	6.34%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	2,121	1,412	381	50.21%	456.69%
SBA LOANS	29,973	24,243	11,457	23.64%	161.61%
INDIRECT AUTO LOANS	26,000	38,000	25,000	(31.58)%	4.00%

TOTAL LOANS HELD-FOR-SALE	58,094	63,655	36,838	(8.74)%	57.70%

TOTAL LOANS	$1,475,816	$1,452,013	$1,370,089	1.64%	7.72%

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	March 2008			March 2007
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,462,829	$25,603	7.04%	$1,357,148	$25,231	7.54%
Tax-exempt (1)	9,095	168	7.45%	15,855	330	8.43%

Total loans	1,471,924	25,771	7.04%	1,373,003	25,561	7.55%

Investment securities
Taxable	128,666	1,604	4.99%	144,449	1,823	5.05%
Tax-exempt	10,762	173	6.37%	2,474	37	3.93%

Total investment securities	139,428	1,777	5.10%	146,923	1,860	5.03%

Interest-bearing deposits	1,499	12	3.23%	1,312	17	5.23%
Federal funds sold	3,609	30	3.42%	6,550	84	5.23%

Total interest-earning assets	1,616,460	27,590	6.86%	1,527,788	27,522	7.31%

Cash and due from banks	21,448			23,551
Allowance for loan losses	(18,114)			(13,856)
Premises and equipment, net	18,985			18,900
Other real estate owned	7,873			8
Other assets	55,633			48,364

Total assets	$1,702,285			$1,604,755

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$304,212	$2,179	2.88%	$272,471	$2,337	3.48%
Savings deposits	218,081	1,886	3.48%	188,436	2,080	4.48%
Time deposits	754,181	9,254	4.94%	763,566	9,722	5.16%

Total interest-bearing deposits	1,276,474	13,319	4.20%	1,224,473	14,139	4.68%

Federal funds purchased	17,703	154	3.50%	9,578	132	5.57%
Securities sold under agreements to repurchase	26,887	187	2.80%	18,653	134	2.91%
Other short-term borrowings	42,549	406	3.83%	21,856	245	4.55%
Subordinated debt	67,527	1,408	8.36%	46,908	1,105	9.56%
Long-term debt	29,396	285	3.90%	37,000	388	4.26%

Total interest-bearing liabilities	1,460,536	15,759	4.33%	1,358,468	16,143	4.82%

Noninterest-bearing :
Demand deposits	127,542			136,783
Other liabilities	15,062			14,672
Shareholders’ equity	99,145			94,832

Total liabilities and shareholders’ equity	$1,702,285			$1,604,755

Net interest income / spread		$11,831	2.54%		$11,379	2.49%

Net interest margin			2.94%			3.02%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $57,000 and $109,000 respectively.